Exhibit 25.4
                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON,  D. C.  20549
                          __________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939 OF
                    A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          __________________________
                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION  305(b)(2) _______
                          __________________________

                      UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

          New York                                           13-3818954
(Jurisdiction of incorporation                           (I.R.S. Employer
  if not a U.S. national bank)                           Identification Number)
    114 West 47th Street                                     10036-1532
    New York, New York                                       (Zip Code)
   (Address of principal
                  executive offices)

                          __________________________
                           Triton Energy Corporation
             (Exact name of obligor as specified in its charter
          Texas                                              75-1151855
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                             Identification No.)

 6688 North Central Expressway
       Suite 1400
     Dallas, Texas                                           75206-9926
(Address of principal executive offices)                     (Zip code)

                          __________________________
                            Triton Energy Limited
              (Exact name of obligor as specified in its charter)
          Cayman Islands                                         N/A
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

          Caledonian House
     P.O. Box 1043, George Town
     Grand Cayman, Cayman Islands
         British West Indies                                     N/A
 Address of principal executive offices)                        (Zip code)

                         __________________________
                          Senior Subordinated
                    (Title of the indenture securities)

                                    GENERAL



 1.  General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation,  Washington,  D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


 2.  Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

     The Triton Energy Corporation and Triton Energy Limited is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
     required under General Instruction B.

16.  List of Exhibits

     T-1.1     --   Organization Certificate, as amended, issued by the State
                    of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-
                    1.1 to Form T-1 filed on September 15, 1995 with the
                    Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                    (Registration No.
               33-97056).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.

     T-1.4     --   The By-Laws of United States Trust Company of New York,
                    as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                    (Registration No.
               33-97056).

     T-1.6     --   The consent of the trustee required by Section 321(b) of
                    the Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE

     As of January 27, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             _____________________

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of January, 1997.


     UNITED STATES TRUST COMPANY OF
          NEW YORK, Trustee


By:  /s/ Gerard F. Ganey
     Gerard F. Ganey
     Senior Vice President

                                                                 EXHIBIT T-1.7

                   UNITED STATES TRUST COMPANY OF NEW YORK
                     CONSOLIDATED STATEMENT OF CONDITION
                             SEPTEMBER 30, 1996

                               (IN THOUSANDS)

ASSETS
Cash and Due from Banks . . . . . . . . . . . . . . . .  $   38,257

Short-Term Investments  . . . . . . . . . . . . . . . .      82,377

Securities, Available for Sale  . . . . . . . . . . . .     861,975

Loans . . . . . . . . . . . . . . . . . . . . . . . . .   1,404,930
Less:  Allowance for Credit Losses                           13,048
    Net Loans . . . . . . . . . . . . . . . . . . . . .   1,391,882
Premises and Equipment  . . . . . . . . . . . . . . . .      60,012
Other Assets  . . . . . . . . . . . . . . . . . . . . .     133,673
    Total Assets  . . . . . . . . . . . . . . . . . . .  $2,568,176

LIABILITIES
Deposits:
    Non-Interest Bearing  . . . . . . . . . . . . . . .  $  466,849
    Interest Bearing  . . . . . . . . . . . . . . . . .   1,433,894
             Total Deposits . . . . . . . . . . . . . .   1,900,743

Short-Term Credit Facilities  . . . . . . . . . . . . .     369,045
Accounts Payable and Accrued Liabilities  . . . . . . .     143,604
    Total Liabilities . . . . . . . . . . . . . . . . .  $2,413,392

STOCKHOLDER'S EQUITY
Common Stock  . . . . . . . . . . . . . . . . . . . . .      14,995
Capital Surplus . . . . . . . . . . . . . . . . . . . .      42,394
Retained Earnings . . . . . . . . . . . . . . . . . . .      98,402
Unrealized Gains (Losses) on Securities Available for
Sale, Net of Taxes  . . . . . . . . . . . . . . . . . .      (1,007)
Total Stockholder's Equity  . . . . . . . . . . . . . .     154,784
    Total Liabilities and Stockholder's Equity  . . . .  $2,568,176

                                                                 Exhibit T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of

1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York

("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by

Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK



By:      S/Gerard F. Ganey
         Senior Vice President